MIRAVANT MEDICAL TECHNOLOGIES

                                336 Bollay Drive

                             Santa Barbara, CA 93117

                                                     August 4, 1999



Via Facsimile *****
and Federal Express

Mr. Michael D. Farney
*****

         Re:      Miravant Medical Technologies ("Miravant")

Dear Mike:

     This letter agreement (the "Letter Agreement") will reflect our mutual agreement regarding Miravant's guaranty of your Sanwa Bank ("Sanwa") loan.

     1. You agree that the properties listed below (the "Properties") will be immediately put up for sale at their appraised values based on an MAI appraisal or other appraisal acceptable to Miravant, and you will provide Miravant with copies of the appraisals on the Properties as well as copies of the Listing Agreements. All proceeds from the sale of any of the Properties will be used to pay down the Sanwa Loan. If the Properties have not been sold within one hundred twenty (120) days from the date of this Letter Agreement, you will immediately reduce the selling prices to prices which, in the opinion of the listing broker, will lead to a sale but not less than a reduction of ten percent (10%) following each additional ninety (90) days, and reoccurring each ninety (90) days thereafter that the Properties remain unsold, either by the owner or the broker, or you have made the ***** pay-down by another means. You will pay-down the Sanwa Loan by ***** through the refinancing of the Properties or by other means. If you do secure such refinancing, then you need not sell the Properties.

     2. You will grant Miravant a Second Trust Deed on each of the following Properties, and in the case of the vacant lot, a First Trust Deed. Miravant has terminated the request for a Trust Deed on your ***** residence subject to this matter being resolved immediately. You represent that the status of these Properties are as follows:

***** Confidential Treatment Requested



                          Debt              Cost             Acquisition
                                                                Date

         *****

(collectively, the "Properties").

     3. You will grant Miravant a security interest in the *****
Promissory Note.

     Any proceeds from that asset will be immediately applied to the Sanwa Loan. You will also sign a Form UCC-1 regarding the White Plains Promissory Note.

     4. You hereby consent to the transfer by Sanwa of Miravant shares for payment to Miravant of its original Credit Enhancement Fee of 4,343 shares of Miravant stock in accordance with the Indemnification Agreement dated February 27, 1998 (the "Indemnification Agreement").

     5. *****

     6. *****

     7. For the foregoing accommodations, you will pay to Miravant, in Miravant shares held by Sanwa, an Extension Fee of Two Percent (2%) of the balance of the Sanwa Loan, payable in cash, or shares of Miravant stock, valued as of the last sale on the trading day prior to the execution of this Letter Agreement, which is payable upon the execution of this Letter Agreement.

     8. Miravant will ask Sanwa to continue its forbearance and extend the Sanwa Loan, and would also agree to continue to guaranty your obligations to Sanwa for a period of one year from July 31, 1999, subject to your timely performance of all obligations to Sanwa or to Miravant.

     9. Time is of the essence in this matter since it cannot be resolved overnight, and we need your immediate agreement so that you can secure appraisals on the real estate and we can take steps necessary to implement this transaction, including securing the approval of Pharmacia & Upjohn to this transaction as well as Miravant's Board of Directors.

     10. You ratify and confirm the Indemnification Agreement including, without limitation, the General Release contained in Paragraph 13 thereof, which will now apply to all matters through the date of this Letter Agreement.

     11. You will either pay Miravant, or authorize Sanwa to pay Miravant, shares in an amount equal to Miravant's legal fees and costs which are estimated to be not more than $5,000.

     12. You hereby authorize Miravant to view credit reports on you, obtained by Sanwa.

     Please indicate your agreement to the foregoing by signing in the space set forth below.


***** Confidential Treatment Requested


                         Very truly yours,

                         MIRAVANT MEDICAL TECHNOLOGIES

                         By:      /s/       Gary S. Kledzik
                                  -------------------------
                                  Gary S. Kledzik,
                                  Chairman





         We agree to the foregoing.



Date:    August 5, 1999           /s/ Michael D. Farney
                                  ---------------------
                                  MICHAEL D. FARNEY


Date:    August 5, 1999           /s/ Sally Farney
                                  ---------------------
                                  SALLY FARNEY


***** Confidential Treatment Requested